Exhibit 10.13

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) shall be effective as of May 1, 2022 (the “Effective Date”) and is made by and between Amprius, Inc., a Delaware corporation (“Assignor”) and Amprius Technologies, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Los Altos Fields, LLC, a California limited liability company, as landlord (“Landlord”), and Assignor, as tenant, entered that certain Lease dated as of January 30, 2019 (the “Lease”), whereby Landlord leased to Assignor those certain premises located on the land commonly known as 1000-1180 Page Avenue, Fremont, California and more particularly described in the Lease (the “Premises”); and

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in, under and to the Lease, and Assignee desires to accept such assignment.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

1. Assignment: As of the Effective Date, Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby accepts all of Assignor’s right, title and interest in, under and to the Lease and the Premises.

2. Assumption. As of the Effective Date, Assignee accepts this assignment and assumes and agrees to keep, perform and fulfill, as a direct obligation to Landlord and for the benefit of Landlord and Assignor, all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the tenant or lessee under the Lease from and after the Effective Date, including, without limitation, the making of all payments due to, or payable on behalf of, Landlord under the Lease and the performance of all repair, maintenance and restoration obligations of such tenant or lessee with respect to the Premises.

3. Miscellaneous: Assignor and Assignee shall execute and deliver such additional documents and take such additional actions as either may reasonably request to carry out the purposes of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. All captions contained in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment. This Assignment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Assignment. If any one or more of the provisions of this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

4. Requirement of Landlord’s Consent: This Assignment is conditioned upon the consent of the Landlord to this Assignment in the form attached hereto or such other form as Assignor and Assignee may accept. Accordingly, this Assignment shall be of no force or effect until, and the “Effective Date” shall occur only when, this Assignment is signed by all of the parties hereto and Landlord has consented and agreed in writing to this Assignment in such form.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ASSIGNOR:	ASSIGNEE:

AMPRIUS, INC.,	AMPRIUS TECHNOLOGIES, INC.,
a Delaware Corporation	a Delaware corporation

By: /s/ William Deihl
Printer name: William Deihl
Title: Chief Financial Officer

By: /s/ Sandra Wallach
Printer name: William Deihl
Title: Chief Financial Officer

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

LOS ALTOS FIELDS, LLC (“Landlord”), as landlord, hereby acknowledges receipt of the attached copy of the Assignment and Assumption of Lease (the “Assignment”) by and between Amprius, Inc., a Delaware corporation (“Assignor”), and Amprius Technologies, Inc., a Delaware corporation (“Assignee”), and consents to the assignment of the Lease identified therein (the “Lease”) on the terms and conditions set forth in the Assignment.

In addition, Landlord hereby fully and unconditionally releases and discharges Assignor from each and every claim, action, cause of action, obligation, cost, demand and liability of every type and nature, known and unknown, arising from or connected with the Lease, Assignor’s occupancy of the Premises (as defined in the Lease) and the relationship of the parties as landlord and tenant under the Lease. I giving the foregoing release, Landlord expressly waives the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

LOS ALTOS FIELDS, LLC

By:

Dated: